                      TENTH AMENDMENT TO LEASE            Exhibit (10)(iii)
                      ------------------------            -----------------

     This Tenth Amendment to Lease (this "Amendment") is made as of February 1, 2000 by and between American National Bank and Trust Company of Chicago, as Trustee under Trust Agreement dated April 5, 1990 and known as Trust No. 110513-07 ("Landlord"), and The Northern Trust Company, an Illinois banking corporation.

                                    Recitals
                                    --------

     A. American National Bank and Trust Company of Chicago, as Trustee under Trust No. 65287 ("Prior Landlord") and Tenant entered into that certain Lease dated August 27, 1985 (the "Original Lease") as amended by that certain First Amendment to Agreement of Lease dated August 15, 1986 (the "First Amendment"), that certain Second Amendment to Agreement of Lease dated August 6, 1987 (the "Second Amendment"), and that certain Third Amendment to Agreement of Lease dated May 20, 1988 (the "Third Amendment").

     B. The Original Lease, as amended by the First Amendment, Second Amendment and Third Amendment, was assigned by Prior Landlord to Landlord by an assignment dated April 6, 1990.

     C. Landlord and Tenant further amended the Original Lease by that certain Fourth Amendment to Agreement of Lease dated May 1, 1990, that certain Fifth Amendment to Agreement of Lease dated January 12, 1995, that certain Sixth Amendment to Agreement of Lease dated November 30, 1995, that certain Seventh Amendment dated February 24, 1998 (the "Seventh Amendment"), that certain Eighth Amendment to Lease dated as of January 31, 2000 (the "Eighth Amendment") and that certain Ninth Amendment to Lease dated as of January 31, 2000 (the "Ninth Amendment"). The Original Lease, as amended by all of the aforedescribed amendments, is hereinafter referred to as the "Lease." All capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Lease.

     D. Pursuant to the Lease (including the Eighth Amendment, but not the "36th Floor Space" demised pursuant to the Ninth Amendment), Tenant now leases from Landlord approximately 262,492 rentable square feet, (subject to the terms of the Seventh Amendment), in the building located at 181 West Madison Street, Chicago, Illinois, including, without limitation, that certain space on the fifteenth (15th) floor of the Building, containing approximately 8,245 rentable square feet, known as Suite 1550 and depicted on Exhibit A attached hereto and incorporated herein by this reference ("Suite 1550"). The term of the Lease as to Suite 1550 (the "Suite 1550 Term") is scheduled to expire on March 14, 2001.

     E. Landlord and Tenant have agreed to extend the Suite 1550 Term and wish to confirm their agreements regarding such extension in this Amendment.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     1. Suite 1550 Extension. The Suite 1550 Term is hereby extended to and including March 14, 2005.

     2. Suite 1550. Tenant shall pay Base Rent in consideration for the leasing of Suite 1550 for the Suite 1550 Term, in accordance with the following schedule:


              Period                Annual Base     Annual Base    Monthly Base
                                      Rent Per          Rent           Rent
                                    Square Foot
March 15, 2001 to March 14, 2002       $18.25       $150,471.25     $12,539.27
March 15, 2002 to March 14, 2003       $18.80       $155,006.00     $12,917.17
March 15, 2003 to March 14, 2004       $19.36       $159,623.20     $13,301.93
March 15, 2004 to March 14, 2005       $19.94       $164,405.30     $13,700.44

Base Rent shall be paid promptly on the first day of each and every calendar month during the Suite 1550 Term.

     3. Rent Adjustments - Operating Expenses. During the Suite 1550 Term and with respect to Suite 1550, Tenant shall pay Tenant's Proportionate Share of Operating Expenses and Operating Expense Deposits as described in Paragraph 5 of the Original Lease. Tenant's Proportionate Share as to the entire Premises (excluding the "36th Floor Space" demised pursuant to the Ninth Amendment) shall be 28.5766% as of March 15, 2001. No Rent Adjustment (as described in Paragraph 5.B) shall be payable with respect to the leasing of Suite 1550.

     4. Condition of Space and Tenant Improvements. Tenant agrees to accept Suite 1550 in its "as is" condition as of March 15, 2001 and agrees that Landlord has made no promise, representation or agreement regarding any improvements, alterations or renovations of Suite 1550.

     5. Brokers. Tenant represents that, except for Douglas Elliman-Beitler and Staubach Midwest, LLC, it has not dealt with any real estate brokers in connection with this Tenth Amendment and, to its knowledge, no broker other than Douglas Elliman-Beitler and Staubach Midwest, LLC, initiated or participated in the negotiation of this Tenth Amendment, submitted or showed Suite 1550 or any other space in the Building to Tenant or is entitled to any commission or fee in connection with this Tenth Amendment. Tenant hereby agrees to indemnify, defend, and hold Landlord harmless from and against any and all claims of any other party for broker commission or fees in connection with this Tenth Amendment who claim to have dealt with the Tenant.

     Landlord represents that, except for Douglas Elliman-Beitler and Staubach Midwest, LLC, it has not deal with any real estate brokers in connection with this Tenth Amendment and, to its knowledge, no broker other than Douglas Elliman-Beitler and Staubach Midwest, LLC, initiated or participated in the negotiation of this Tenth Amendment, submitted or showed Suite 1550 or any other space in the Building, on behalf of Landlord, to Tenant or is entitled to any commission or fee in connection with this Tenth Amendment. Landlord hereby agrees to indemnify, defend, and hold Tenant harmless from and against any and all claims of Douglas Elliman-Beitler and Staubach Midwest, LLC and any other party for broker commissions or fees in connection with this Tenth Amendment who claim to have dealt with the Landlord.

     6. Renewal Option. Landlord hereby grants to Tenant the option to extend the Suite 1550 Term on the same terms, conditions and provisions as contained in this Amendment, except as otherwise provided herein, for one period of five (5) years (such period being referred to as the "Option Period"), which option may be exercised by Tenant independently of any other options provided for in the Lease and notwithstanding that the Lease may terminate with respect to other portions of the Building currently leased by Tenant. Tenant's Proportionate Share as to Suite 1550 alone, is 0.8976%.

          (a) Tenant's option to extend shall be exercisable by written notice from Tenant to Landlord given no later than twelve (12) months prior to the expiration of the Suite 1550 Term, time being of the essence. If the option is not so exercised, such option shall thereupon expire.

          (b) Monthly Base Rent per square foot of rentable area payable during the Option Period shall be equal to 95% of the market rate, as determined the same manner as is prescribed in Section 33.D of the Original Lease.

          (c) Tenant may only exercise this option to extend, and an exercise thereof shall only be effective, if at the time of Tenant's exercise and on the Option Period commencement date, the Lease is in full force and effect and Tenant is not in material default under the Lease (after expiration of any applicable notice and cure period). In addition to the condition set forth in the first sentence of this subparagraph (c), if Tenant is in material default under the Lease (after expiration of any applicable notice and cure period) within thirty (30) days prior to the Option Period commencement date, and has not cured or is not in the process of diligently curing such default prior to said commencement date, then, at Landlord's option, Tenant's right to exercise its option may be terminated and rendered null and void by notice thereof from Landlord to Tenant. No sublessee or assignee shall be entitled to exercise this option to renew the Suite 1550 Term, except under the following circumstances: (i) a successor by merger or other consolidation with Tenant or an acquirer of substantially all of the assets of Tenant may exercise this option to renew, and (ii) a sublessee of the entire Suite 1550 space for the remainder of the Suite 1550 Term, or an assignee of the Lease (as to Suite
     1550) which has been approved by Landlord, may exercise this option to renew if and only if (A) Landlord agreed, at the time of granting its consent to the assignment, that such assignee would have the right to exercise this option, and (B) Tenant agreed, at the time of its assignment, to remain fully liable under the Lease (as to Suite 1550 ) through the Option

     Period. Notwithstanding anything to the contrary contained herein, the terms and conditions of this Paragraph 6(c) shall only apply if Tenant renews the Lease as to Suite 1550 pursuant to this renewal option. If Tenant renews the Lease as to the 20th Floor Expansion Space pursuant to
     Section 33 of the Original Lease (as amended by the Second Amendment), this Paragraph 6(c) shall not apply to such renewal.

          (d) Upon the valid exercise by Tenant of its option to extend, at the request of either party hereto, Landlord and Tenant shall enter into a written supplement to the Lease confirming the terms, conditions and provisions applicable to the Option Period as determined in accordance with the provisions of this Section, with such revisions to the Base Rent provisions of this Lease as may be necessary to conform those provisions to the rental rate applicable to the Option Period. No new options to extend shall be deemed to be created by a valid exercise of this extension option and no other provisions inapplicable to the Option Period such as, but not limited to, an obligation to construct or pay for construction of improvements or to grant rent abatements, shall be construed to govern the Option Period.

     7. Merger. All negotiations, considerations, representations and understandings between Landlord and Tenant relating to this Tenth Amendment are incorporated herein and may be modified or altered only by agreement, in writing, between Landlord and Tenant. No modification, termination, or surrender of the Lease, as modified by this Tenth Amendment, or surrender of the Premises (including Suite 1550) or any part thereof or of any interest therein by Tenant shall be valid or effective unless agreed to and accepted, in writing, by Landlord an no act by any representative or agent of Landlord other than delivery of such a written agreement and acceptance by Landlord shall constitute agreement to and acceptance thereof. Any prior negotiations or intentions of the parties relating to this Tenth Amendment, whether oral or evidenced by written documentation dated prior to the date of this Tenth Amendment, are null and void, unless specifically incorporated herein by reference.

     8. Exoneration Clause. This Tenth Amendment is executed by the undersigned, American National Bank and Trust Company of Chicago, not personally, but as Trustee in the exercise of the power and authority conferred upon and vested in it as such Trustee and under the express direction of the beneficiaries of the said Trust. It is expressly understood and agreed that all of the warranties, indemnities, representations, covenants, undertaking sand agreements herein made on the part of the Trustee are undertaken by it solely in its capacity as Trustee and not personally. No personal liability or personal responsibility is assumed by or shall at any time be asserted or enforceable against the Trustee on account of any warranty, indemnity, representation, covenant, undertaking or agreement of the Trustee in this instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

LANDLORD:                         AMERICAN NATIONAL BANK AND TRUST COMPANY OF
                                  CHICAGO, not individually, but solely as Trustee under Trust Agreement dated April 5,
                                  1990 and known as Trust No. 110513-07


                                  By:  /s/Mark DaGrazia
                                     ----------------------------
                                  Title:  Trust Officer
                                        -------------------------

                                  Attest: Attestation not required by American
                                  National Bank and Trust Company of Chicago
                                  Bylaws

                                                        ______________ Secretary

TENANT:                           THE NORTHERN TRUST COMPANY



                                  By:  /s/Wayne LaChance
                                     ----------------------------
                                  Title:  Vice President
                                        -------------------------

                                  EXHIBIT A
                                  ---------

                                  SUITE 1550
                                  ----------